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                                                                    EXHIBIT 10.1




                              CONSULTANCY AGREEMENT

This Agreement is entered into and made on this 20 day of May 1998 by and between AMERICAN INTERNATIONAL PETROLEUM CORPORATION hereinafter referred to as (the Company) in behalf of its Kazakstan affiliate AMERICAN INTERNATIONAL PETROLEUM CORPORATION KAZAKSTAN, a Nevada Corporation with office at 444 Madison Avenue, New York City, New York, and MAXIM TOLOKONNIKOV, an independent consultant registered to do business in the Republic of Kazakstan with offices located at 521 Seifullin street #319, Almanty 480083, Republic of Kazakstan.

                                   WITNESSETH:

WHEREAS, The Company represents that its affiliate AMERICAN INTERNATIONAL PETROLEUM CORPORATION KAZAKSTAN (hereinafter referred to as "AIPK") is interested in participating in a Republic of Kazakstan Open Tender for the purpose of acquiring, developing, and exploitation the Shagyrly-Shomyshty gas field in Western Kazakstan.

WHEREAS, The Company desires to retain the legal, technical, and commercial consulting services of Mr. Tolokonnikov to support the Company in all filings, and presentations to the Kazakstan Government regarding this Open Tender and to advise the Company on all political, technical, and commercial aspects and assist in the preparation and execution of a successful tender bid proposal by the official Open Tender due date 20th of July 1998.

WHEREAS, Mr. Tolokonnikov agrees to make his services available to the Company subject to the terms and conditions of this Agreement, and further represents that he has experience in successfully representing petroleum companies for the award and contracting of Petroleum Rights in Kazakstan, and Mr. Tolokonnikov is prepared to support AMERICAN INTERNATIONAL PETROLEUM KAZAKSTAN in the evaluation, preparation of the bid proposal, Operating contract negotiations, and the registration of the Shagryl - Shomyshty Gas Field License and Contract.

WHEREAS, the Kazakstan Government requires all participants in the Shagryl - Shomyshty Gas Field Open Tender to submit their technical and commercial bids by August 27, 1998, AIPK will require Mr. Tolokonnikov to expedite the acquisition of technical data, conduct a market survey for potential gas sales, and assist AIPK in the preparation of its technical and commercial bid by the due date.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and Mr. Tolokonnikov agree as follows:

1.0      Employment.
         The Company hereby in behalf of its Kazakstan affiliate AMERICAN INTERNATIONAL PETROLEUM CORPORATION KAZAKSTAN contracts with Mr. Tolokonnikov to employ him as a consultant and Mr. Tolokonnikov, (hereinafter referred to as CONTRACTOR) hereby accepts such contract subject to the terms and conditions contained in this Agreement. CONTRACTOR is engaged


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         consultant to the Company and neither CONTRACTOR nor the Company intend to create a joint venture, partnership or other relationship which might impose a fiduciary obligation on the part of CONTRACTOR other than as an independent contractor and not as an employee of the Company in performance of this Agreement.

2.0      CONTRACTOR's Duties.
         CONTRACTOR shall provide exclusive technical, legal, marketing, and advisory services as an independent contractor on behalf of the Company with respect to all matters relating to or affecting the Company's business efforts in evaluating, bidding, acquiring, developing, and marketing the gas produced from the Shagryl - Shomyshty gas field in Western Kazakstan. CONTRACTOR agrees by providing experienced personnel competent to perform the assigned tasks by AIPK, to facilitate the acquisition of all essential technical and commercial data necessary to submit a competitive by AIPK in time to meet the Tender Due Date of July 20, 1998.
2.1 In the event that AIPK is successful in winning the Open Tender for the Shagyrly - Shomyshty gas field, CONTRACTOR shall then support the Company's efforts to negotiate and consummate the acquisition of a contract, its registration, and issuance of a license to develop and produce the Shagryl - Shomyshty gas field. CONTRACTOR will also provide its experienced personnel to facilitate, negotiate, and consummate the acquisition of all permits, contracts, and documentation necessary to the commercial development and exploitation of the Shagryl -Shomyshty gas field.
2.2 Throughout the term of this Agreement, the CONTRACTOR will provide services to the Company on a part-time basis and will devote the time and attention reasonably necessary to perform his duties and will use his best efforts to achieve the objectives of the Company as described above. The CONTRACTOR may continue to be engaged as a consultant by third parties regarding services that are not related to the Shagryl - Shomyshty gas field Open Tender.

3.0      Compensation.
         The Company agrees to a maximum compensation of $2,000,000.00 (Two Million U.S. Dollars) to the CONTRACTOR based on the detailed contractor's scope of duties outlined in Appendix 1. These payments will only be made if the Company is declared the winner of the Shagryl
         - Shomyshty gas field Open Tender by the appropriate Kazakstan government authorities and the Company is successful in negotiating an acceptable Operating contract that will allow for the commercial exploitation of the gas field.

         The CONTRACTOR'S scope of duties as outlined on Appendix 1 are only to be recognized as a general guideline of the work to be performed by the CONTRACTOR, which will be necessary in order for the Company to participate in, and in the event the Company is awarded the Tender, negotiate and register the License and Operating Contract. The dollar amounts for work to be performed in each phase as outlined in Article 3.1, is to be viewed only as a general estimated work program for the CONTRACTOR'S planning purposes only. In the event that additional work not listed in Appendix 1 may be required, both Parties recognize and agree that any additional work and its associated expense not listed in Appendix 1, will be completed by the CONTRACTOR at the CONTRACTOR'S expense. No payments will be due to the CONTRACTOR for completion of any individual duties in each phase of the Contractor's Scope of Duties as shown in Appendix 1. Partial payments of the total amount of two million U.S. dollars ($2,000,000.00) however will be made based on the successful completion of three key contractual events and not per each individual duty performed in the Appendix 1.

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3.1      Payment Schedule.
                  The above compensation will be paid in three equal installments corresponding with the completion of key phases or events of meeting the Company's directives as described below.

                  a) Tender and License Award - Phase I A sum of $666,666 US dollars will be paid to CONTRACTOR five (5) working days after AMERICAN INTERNATIONAL PETROLEUM KAZAKSTAN

                            1) is officially announced the winner of the Open Tender for the Shagryl - Shomyshty gas field and an official announcement declaring AIPK the winner of the Shagyrly
                                      - Shomyshty gas field Tender is published in the media (newspaper or magazine) in Almaty by the appropriate Kazakstan governmental entity;

                            2)        is officially awarded a signed and
                                      registered License to develop and exploit the Shagyrly-Shomyshty gas field by the appropriate competent Kazakstan entity;


                  b) Operating Contract Executed - Phase II A sum of $666,667 US dollars will be paid to CONTRACTOR five
                            (5) working days after AMERICAN INTERNATIONAL PETROLEUM KAZAKSTAN receives a singed final Operating Contract that has been approved by the appropriate Kazakstan governmental authorities which will provide for:

                            1)        a conservation license and related
                                      environmental licenses to construct
                                      facilities and develop infrastructure to produce the natural gas and any other produced hydrocarbons from the Shagyrly - Shomyshty gas field;

                            2) terms and conditions acceptable to the Company regarding;
                                      a)  the contract and schedule of the
                                          minimum work program,
                                      b)  local and Federal taxes
                                      c)  social programs and training
                                      d)  royalties, production bonuses and any
                                          other direct or indirect payments to
                                          the government.

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                  c)       Contract Registration Act - Phase III

                           A sum of $666,667 US dollars will be paid to CONTRACTOR five (5) working days after AMERICAN INTERNATIONAL PETROLEUM KAZAKSTAN receives a signed Act from the appropriate competent Kazakstan authorities registering the License and / or Contract in the name of AIPK with the appropriate provision to market and export the production from the Shagryl - Shomyshty gas field.

4.0      Taxes
         CONTRACTOR assumes full and exclusive liability for payment of all taxes, levies and contributions imposed by the government of any country or any political subdivision, including those measured by wages, salaries or other remuneration paid to persons engaged or employed by CONTRACTOR in the performance of services rendered under this Agreement, and shall report and pay such taxes and contributions directly when required by law and otherwise comply with the law and other applicable regulations.

5.0      Payments
         The Company will pay this consulting fee for services to the CONTRACTOR in shares of its common stock, $08 par value, or in US dollars via wire transfer to the specified account. CONTRACTOR will provide wiring instructions for this purpose, as per Section 3.1 of the Agreement.

6.0      Confidentiality
         CONTRACTOR agrees to keep and maintain strict confidentiality of this Agreement, all data, reports, analysis, information and affairs of the Company and its Affiliates, its contractors, subcontractors, and associated companies, which may be revealed to CONTRACTOR in the execution of this Agreement. CONTRACTOR will not disclose or discuss in any form the affairs of the Company of AIPK with representatives of any government, organization or person, without specific written authorization of the Company or AIPK. CONTRACTOR agrees to defend, indemnify and hold the Company and AIPK harmless from any claim or action resulting from a breach of this confidentiality obligation. This agreement to maintain confidentiality shall continue beyond the termination of this Agreement until CONTRACTOR has been given release in writing to publish or reveal part or all of such information.

7.0      Entire Agreement
         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein contained, and no modification hereof will be effective unless made by a supplemental written agreement executed by all of the parties hereto.

8.0      Disclosure to Government Agencies
         It is understood, that the Company or AIPK shall have the right, in its sole discretion, to disclose the covenants, representations, terms and conditions of this Agreement (as it may be amended from time to time), including without limitations, fees paid under this Agreement, to agencies of the United States of America, to agencies of the government of the Territory, or to agencies of the government of CONTRACTOR'S principal place of business or domicile.

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9.0      Attorneys' Fees
         If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action or proceeding will reimburse the successful party therein for the reasonable expenses of attorneys' fees and disbursements and litigation expenses incurred by the successful party.

10.0     Term
         This Agreement will commence on May 20, 1998 and be in force through out the tendering process, contract negotiations, and registration of the License and Operating contract for the Shagyrly-Shomyshty gas field as appropriate. This contract will end without further compensation due if the Open Tender process is canceled by the competent Kazakstan government authorities. In the event the Company is declared the winner of the Tender for the Shagyrly-Shomyshty gas field by the appropriate Kazakstan government authorities, the CONTRACTOR will continue to assist and provide its consulting services to the Company during the contract negotiation and registration period, as provided above and in Appendix 1 of the Agreement.

11.0     Termination.
         This Agreement will continue in effect until the expiration of the term stated in Section 10.0 of the Agreement unless earlier terminated pursuant to this Section 11.0.
11.1     Termination by the Company for Cause
                  The Company may terminate this Agreement for cause if
                  CONTRACTOR: (a) misappropriates the property of the Company or commits any other act of dishonesty; (b) engages in gross personal misconduct which materially injures the Company; (c) willfully violates any law or regulation relating to the business of the Company which results in material injury to the Company; or (d) willfully and repeatedly fails to perform it' duties hereunder and does not commence in good faith to cure such performance deficiencies immediately after receiving oral or written notice thereof. In the event this Agreement is terminated for cause, the Company will not have any obligation to provide any further payments to CONTRACTOR after the date of such acts.
11.2 Either Party may make unilateral termination of this Agreement without cause by giving 30 days formal Notice for the withdrawal from this Agreement. The Company may only terminate the Agreement under this Section if there is no Tender award within one year from the effective date of this Agreement. The CONTRACTOR will not be entitled to any compensation earned under Section 3.0 with the application of termination under this Section.

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12.0     Notice
         Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following address or to such other or additional addresses as any party might designate by written notice to the other party:

         To:  The Company         American International Petroleum Corporation
                                  444 Madison Avenue
                                  New York City, New York

         To:  CONTRACTOR          Mr. Maxim Tolokonnikov
                                  521 Seifullin street #319
                                  Almanty 480083
                                  Republic of Kazakstan

13.0     Insurance
         CONTRACTOR will maintain all insurance required by the Republic of Kazakstan law.

14.0     Governing Law and Arbitration

         14.1 This Agreement shall be governed by and construed in accordance with the laws of the Republic of Kazakstan, that are applicable to contracts executed and performed entirely within

         14.2 Because the Company and its subsidiary AIPK are corporations which are subject to the laws of the United States of America, each Party shall comply with the United States of America Foreign Corrupt Practices Act of 1977 dealing with improper or illegal payments, gifts or gratuities and shall not offer, make or give any payments, gifts or gratuities in violation of such Act to any person (whether governmental official or private individual) for the purposes of inducing such person or individual to make a buying or commercial decision, or to take any other action favorable to any Party in connection with the award of the Open Tender.

         14.3 Any dispute between the Parties arising out of or in connection with this Agreement, or any breach thereof, shall, if the Parties are unable to amicably resolve such dispute, be settled under and in accordance with the then existing Rules of Conciliation and Arbitration of the International Chamber of Commerce in London England by three arbitrators appointed in accordance with such rules. The award of the arbitrators appointed in accordance with such rules may be entered in any court having jurisdiction in respect thereof. Such award shall be final and binding and not subject to any appeal and shall include a decision as to the apportionment between the Parties of the costs of such arbitration and presentation of the case. Unless otherwise mutually agreed, such arbitration shall be held in London and the proceedings shall be conducted in English.


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15.0     Force Majeure
         If any Party (is respective assignees, subcontractors or Affiliates) is prevented from performing any obligation under this Agreement (except for failure to make payment hereunder) as a result of Force Majeure, the performance of such obligation by such Party, as far as it is affected by Force Majeure, shall be suspended from the inception of any such inability until it is corrected (unless a longer period is agreed to in writing by the Parties) or until termination of this Agreement.

         For the purpose of this Agreement, "Force Majeure" shall mean an event or occurrence that is beyond a Party's reasonable control and that prevents the performance of a Party's obligation hereunder, including fire, flood, inclement weather, acts of God, acts of government (excluding acts of government directly involving Contractor), roots, wars, terrorism, civil insurrection or other acts of violence, embargoes, strikes, lockouts, or other labor difficulties, accidents in transportation, or other causes; provided, however, that the Party so prevented from complying herewith shall not have caused such Force Majeure and shall have used reasonable diligence to avoid such Force Majeure and to ameliorate its effects.

         The Party claiming an inability to perform shall, immediately after the occurrence of the Force Majeure event, notify the other Parties of the nature, date of inception and expected duration of the Force Majeure and the extent to which it will prevent the Party giving such notice from performing it obligations under this Agreement. The party claiming inability to perform shall promptly correct such inability to the extent it may be corrected through the exercise of reasonable diligence.

16.0     Suppression
         This Agreement is the final, complete and exclusive expression of the agreement between the Company, AIPK and CONTRACTOR and supersedes and replaces in all respects any prior agreements. Upon execution of this Agreement by the AIPC and CONTRACTOR, the relationship between the AIPC and CONTRACTOR will be governed by terms of this Agreement and not by any prior agreements.

IN WITNESS WHEREOF, the undersigned authorized representatives of the Parties hereto have executed this Agreement in duplicate this 20th day of May 1998.

Company:                   American International Petroleum Corporation


                           By:
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                                        Lorrie Olivier
                                        Vice President


CONTRACTOR:                Maxim Tolokonnikov


                           ----------------------------------

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